UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 27, 2004

The Houston Exploration Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11899	22-2674487
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Louisiana Street, Suite 2000, Houston, Texas		77002-5215
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-830-6800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01. Completion of Acquisition or Disposition of Assets.

On September 17, 2004, The Houston Exploration Company (the "Company") entered into a definitive purchase and sale agreement to acquire certain natural gas and oil properties located primarily in the shallow waters of the central Gulf of Mexico from Orca Energy, L.P. ("Orca") for a cash purchase price of $113.5 million, subject to certain post-closing adjustments.

On October 29, 2004, the Company completed the acquisition of these properties from Orca. At closing, the $113.5 million purchase price was reduced by $3.7 million for various customary closing items, including revenues received by and expenditures made by the seller related to the properties acquired for the period between the effective date of the transaction, August 1, 2004, and the closing date, October 29, 2004. At closing, we borrowed $70.0 million on our revolving bank credit facility and used cash on hand of $28.4 million to fund the remaining $98.4 million of the net purchase price of $109.8 million, which included a deposit of $11.4 million paid on September 17, 2004.

The properties consist of 12 producing fields, two of which are non-operated and located onshore in central Mississippi: the Wausau Field located in Wayne County and the Oakvale Dome Field located in Jefferson Davis County. The offshore fields are a mix of state and federal leases located in less than 50 feet of water and include seven blocks in federal waters and three blocks in state waters. Total acreage acquired covers 23,777 gross (17,973 net) acres. The properties include 15 platforms, five production caissons and a total of 28 producing wells. Based on internal estimates, proved reserves are an estimated 62.5 Bcfe, of which 81% is natural gas. Our average working interest in the properties acquired is 68% and we will operate properties representing 85% of the proved reserves acquired.

Other than the Company’s negotiations and discussions with representatives of Orca concerning the transaction described above, there are no material relationships between the Company and Orca or any of the Company’s affiliates, executive officers or directors, or any associate of any executive officer or director of the Company.

The foregoing description is qualified in its entirety by reference to the Company’s press release announcing the completion of the acquisition, which is filed as Exhibit 99.1 hereto and incorporated by reference.

The press release also announces the acquisition by the Company of certain offshore producing assets from BP Exploration & Production Inc. valued at $31.5 million, net of certain post-closing adjustments totaling $1.5 million, which acquisition closed on September 30, 2004.

Item 8.01. Other Events.

On March 16, 2004, the Company filed a Registration Statement on Form S-3 (No. 333-113659) (the "First Registration Statement") with the Securities and Exchange Commission (the "Commission") to register the sale from time to time (i) by the Company of its common stock, preferred stock, depositary shares and debt securities, or any combination thereof, up to an aggregate initial public offering price of $600,000,000, and (ii) by KeySpan Corporation, a selling stockholder, of up to 17,380,392 shares of the Company’s common stock. The Commission declared the First Registration Statement effective on March 31, 2004. On June 2, 2004, the Company sold to the public 6,200,000 shares of its common stock registered under the First Registration Statement for an aggregate offering price of $297,600,000, the proceeds of which were used to repurchase and then cancel 10,800,000 shares of the Company’s common stock owned by KeySpan Corporation. On June 23, 2004, the Company sold to the public an additional 620,000 shares of its common stock registered under the First Registration Statement for an aggregate offering price of $29,760,000.

On October 27, 2004, the Company filed a new Registration Statement on Form S-3 (No. 333-120000) (the "Second Registration Statement") with the Commission to register the sale from time to time by the Company of its common stock, preferred stock, depositary shares and debt securities, or any combination thereof, up to an aggregate initial public offering price of $477,360,000, for an aggregate amount of securities registered under the First Registration Statement and being registered under the Second Registration Statement in the public offering price of $750,000,000 of Company securities. The Second Registration Statement has not been declared effective by the Commission.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

2.1 Purchase and Sale Agreement, dated September 17, 2004, between Orca Energy, L.P., as Seller, and The Houston Exploration Company, as Buyer.

99.1 Press release dated October 29, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Houston Exploration Company

November 1, 2004	By:	/s/ James F. Westmoreland

Name: James F. Westmoreland
Title: Vice President and Chief Accounting Officer

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Exhibit Index

Exhibit No.	Description

2.1	Purchase and Sale Agreement between Orca Energy, L.P., as Seller, and The Houston Exploration Company, as Buyer, dated September 17, 2004.
99.1	Press Release dated October 29, 2004.